UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2009

Commission File No. 0-9989

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
      (Address of Principal Executive Offices)

(905) 455-1990
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Third Waiver and Amending Agreement

SunOpta, Inc. (the "Company") and certain of its affiliates are borrowers under a Fourth Amended and Restated Credit Agreement dated as of July 4, 2007 between the borrowers and the Bank of Montreal, as agent, Harris N.A. as U.S. security agent and certain other lenders ("Credit Agreement"). The Credit Agreement requires the Company to comply with certain financial ratios. The Credit Agreement has been filed with the Securities and Exchange Commission (the "Commission") as an Exhibit to the Company’s Form 8-K Report, filed on July 11, 2007.

On May 5, 2009, the Company and the other parties to the Credit Agreement executed a Third Waiver and Amending Agreement, effective as of April 30, 2009, pursuant to which: (i) the agent and the lenders waived the Company’s non-compliance with certain financial covenants under the Credit Agreement as of March 31, 2009; (ii) the maximum availability under a certain line of credit was reduced from Cdn $25 million to Cdn $20 million; (iii) the interest rate premium charged on outstanding balances was increased; (iv) the maturity date for certain lines of credit were extended from June 30, 2009 to December 31, 2009; and (v) certain financial covenants for June, September and December 2009 were revised (the "Waiver and Amendment"). The Waiver and Amendment is filed with this Form 8-K Report as Exhibit 10.1.

Amendment to Employee Stock Purchase Plan

On May 7, 2009, the Board of Directors of the Company (the "Board") amended the Employee Stock Purchase Plan of the Company (the "Plan"): (i) to eliminate the discretion of the Board include a discount factor beyond 15% of the fair market value reflected in the exercise price of options awarded under the Plan and (ii) to eliminate the discretion of the Board to allow each Plan participant to contribute more than 10% of each Plan participant’s aggregate compensation to the Plan. The amended Plan is filed with this Form 8-K Report as Exhibit 10.2.

ITEM 2.02

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 7, 2009, the Company issued a press release announcing our financial results for the fiscal quarter ended March 31, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K report.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01

Other Events

On May 7, 2009, the Company issued a press release announcing that our Board of Directors had amended the Employee Stock Purchase Plan of the Company (the "Plan") to conform with guidelines provided to us by the RiskMetrics Group. (See Item 1.01 of this Form 8-K Report for a description of the amendments to the Plan. The amended Plan is filed as Exhibit 10.2 to this Form 8-K Report.)

As disclosed in the press release, as a result of the amendments made to the Plan, RickMetrics notified us that it would recommend that the shareholders of the Company vote in favor of a resolution at our annual meeting on May 14, 2009 authorizing an increase in the number of common shares to be reserved for the grant of options under the Plan by an additional 2,000,000 common shares. (For more information regarding the resolution, see our Definitive Proxy Statement filed with the Commission on April 23, 2009.) A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K report.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description

10.1	Third Waiver and Amending Agreement dated May 5, 2009 effective as of April 30, 2009 among SunOpta Inc., certain affiliates of the Company, Bank of Montreal, as Agent and Harris N.A. as U.S. Security Agent and other Lenders within the lending group
10.2	SunOpta Inc. Employee Stock Purchase Plan as amended on May 7, 2009
99.1	Press Release of SunOpta Inc., dated May 7, 2009, relating to financial results for the fiscal quarter ended March 31, 2009.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Benjamin Chhiba

Benjamin Chhiba
Vice President, General Counsel and Secretary

Date:	May 8, 2009